SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 1, 2006

PHOENIX TECHNOLOGIES LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-17111	04-2685985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 570-1000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indemnification Agreement

On November 1, 2006, in connection with Mr. Dale Fuller’s election to the board of directors, Phoenix Technologies Ltd. (“Phoenix” or the “Company”) and Mr. Fuller entered into the Company’s standard form of indemnification agreement for officers and directors. Under this indemnity agreement, to the extent not otherwise covered by the Company’s directors and officers insurance policy, the Company agrees to indemnify each of its officers and directors that are parties to this agreement for any expenses and costs incurred by such officer or director in the event that such officer or director is party to (or threatened to be a party to) a legal proceeding by reason of the fact that such officer or director is or was an agent of the Company, or by reason of anything done or not done by such officer or director in any such capacity.

The description in this Item 1.01 of the terms of the form of indemnification agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement previously filed with the Securities and Exchange Commission as Exhibit 10.5 to the Form 8-K on September 11, 2006 and incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 20, 2006, Phoenix approved a restructuring through a reduction in workforce to reduce its expenses in an effort to bring down costs. Phoenix initially reduced its workforce from 471 to 403 employees by September 22, 2006. On November 6, 2006, Phoenix issued a press release announcing it will further reduce its workforce to 334 employees as of January 1, 2007, with the majority of the reductions related to sales, marketing and engineering personnel in the United States and Japan.

Phoenix expects to record a restructuring charge of approximately $2 million in the first quarter of fiscal year 2007. With the announced restructuring and other reductions in operating expenses, management expects that total expenses including cost of goods sold will be approximately $15 million per quarter by the beginning of the second quarter of fiscal year 2007.

The description in this Item 2.05 of the press release is qualified in its entirety by reference to the full text of the press release previously filed with the Securities and Exchange Commission as Exhibit 99.1 to the Form 8-K on November 6, 2006 and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On November 6, 2006, Phoenix issued a press release announcing that Mr. David Eichler resigned as Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of Phoenix effective immediately as part of the reduction in force. Mr. Eichler will remain an employee of the Company during a transition period.

In the same press release, Phoenix announced that Mr. Richard Arnold was appointed the new Chief Financial Officer (Principal Financial and Accounting Officer) effective November 6, 2006.

The description in this Item 5.02 of the press release is qualified in its entirety by reference to the full text of the press release previously filed with the Securities and Exchange Commission as Exhibit 99.1 to the Form 8-K on November 6, 2006 and incorporated herein by reference.

Mr. Arnold, 58, joined the Company as Executive Vice President, Strategy & Corporate Development in October 2006. Prior to joining the Company, Mr. Arnold served as Director, Chairman of the Audit Committee and the Special Strategy Committee and Member of the Nomination and Governance Committee at Intellisync Corporation, a mobile software company, from 2004 until 2006. He held numerous management roles at Charles Schwab and Co., Inc. between 1977 and 1990, including those of CFO, EVP Service Delivery and EVP Strategy and Corporate Development. From August 1999 to May 2001, Mr. Arnold served as executive director of Consolidated Press Holdings Limited, a private equity investment company based in Sydney, Australia. Since June 2001, Mr. Arnold has served as founding partner of Committed Capital Proprietary Limited, also a private equity investment company based in Sydney. Previously, Mr. Arnold served as managing director of TD Waterhouse Australia, a securities dealer; as chief executive officer of Integrated Decisions and Systems, Inc., an application software company; as managing director of Eagleroo Proprietary Limited, a corporate advisor company.

On September 26, 2006, Phoenix entered into the following agreements with Mr. Arnold in connection with his joining Phoenix as Executive Vice President, Strategy & Corporate Development:

Indemnification Agreement

Under this standard form of indemnification agreement, to the extent not otherwise covered by the Company’s directors and officers insurance policy, the Company agrees to indemnify each of its officers and directors that are parties to this agreement for any expenses and costs incurred by such officer or director in the event that such officer or director is party to (or threatened to be a party to) a legal proceeding by reason of the fact that such officer or director is or was an agent of the Company, or by reason of anything done or not done by such officer or director in any such capacity.

The description in this Item 5.02 of the terms of the form of indemnification agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement previously filed with the Securities and Exchange Commission as Exhibit 10.5 to the Form 8-K on September 11, 2006 and incorporated herein by reference.

Stock Option Agreement

Mr. Arnold was granted a non-qualified inducement stock option to purchase 600,000 shares of common stock of Phoenix with an exercise price of $4.45, the closing sale price of the Company’s stock on September 27, 2006, the grant date. Assuming Mr. Arnold remains actively employed by the Company, the option will vest and the Company’s repurchase right shall lapse with respect to 1/4 of the total number of shares underlying the option on September 27, 2007, and 1/48 of the total number of shares underlying the option each month thereafter. The vesting of the options will accelerate upon certain terminations of employment as provided in the Severance and Change of Control Agreement between the Company and Mr. Arnold. The options were granted outside of the terms of any existing Phoenix equity incentive plan and without shareholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv).

The description in this Item 5.02 of the Stock Option Agreement is qualified in its entirety by reference to the full text of the Stock Option Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Severance and Change of Control Agreement

The term of the Severance and Change of Control Agreement is three years. In the event of termination of Mr. Arnold’s employment by the Company for any reason other than cause, death, disability or a change in control, the Company will continue to pay him for a severance period of six months following such termination. The severance amount to be paid to Mr. Arnold will be at a monthly rate equal to his monthly base salary then in effect. The Company will also pay Mr. Arnold a bonus equal to the number of months of employment during the fiscal year in which the termination occurs, divided by twelve and multiplied by the bonus, if any, for the previous fiscal year. In addition, the Company will provide Mr. Arnold with his then current medical, dental and vision benefits for a period of six months, and the vested portion of any stock options held by Mr. Arnold as of the termination date will remain exercisable for six months following termination.

In the event of the termination of Mr. Arnold’s employment within two months prior to or twelve months following a change of control of the Company, and such termination is (i) by the Company for any reason other than cause, death or disability or (ii) by Mr. Arnold for good reason, the Company will pay Mr. Arnold the severance and benefits described above. In addition, if the change of control is within six months of Mr. Arnold’s date of hire, 1/3 of his unvested stock options and restricted stock will vest immediately upon termination. If the change of control occurs after six months but less than twelve months after Mr. Arnold’s date of hire, 2/3 of his unvested stock options and restricted stock will vest immediately upon termination. If the change of control occurs on or after twelve months after Mr. Arnold’s date of hire, all of his unvested stock options and restricted stock will vest immediately upon termination.

The description in this Item 5.02 of the Severance Agreement is qualified in its entirety by reference to the full text of the Severance and Change of Control Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Board Member

Effective as of November 1, 2006, the board of directors elected Mr. Dale Fuller to serve as a member of the board of directors. The board of directors also appointed Mr. Fuller to serve as a member of the audit committee of the board of directors.

A copy of the press release announcing Mr. Fuller’s election to the board of directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Stock Option Agreement between Phoenix Technologies Ltd. and Richard Arnold, dated September 26, 2006.

10.2	Severance and Change of Control Agreement between Phoenix Technologies Ltd. and Richard Arnold, dated September 26, 2006.

99.1	Phoenix Technologies Ltd. Press Release dated November 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX TECHNOLOGIES LTD.

By:	/s/ Scott C. Taylor
Scott C. Taylor Vice President, General Counsel and Secretary

Date: November 7, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Option Agreement between Phoenix Technologies Ltd. and Richard Arnold, dated September 26, 2006.

10.2	Severance and Change of Control Agreement between Phoenix Technologies Ltd. and Richard Arnold, dated September 26, 2006.

99.1	Phoenix Technologies Ltd. Press Release dated November 2, 2006.